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                                                                     EXHIBIT 5.1

                           PILLSBURY MADISON & SUTRO

                                  May 5, 1994

McClatchy Newspapers, Inc.
2100 "Q" Street
Sacramento, CA 95816

          Re: McClatchy Newspapers, Inc. -- Registration Statement on Form S-3 (Registration No. 33-52475)

Ladies and Gentlemen:

     We are acting as counsel for McClatchy Newspapers, Inc., a Delaware corporation (the "Company"), and those certain selling stockholders (the "Selling Stockholders"), in connection with the registration under the Securities Act of 1933, as amended, of 1,581,250 shares of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), of which 750,000 authorized but heretofore unissued shares (including 206,250 shares subject to the underwriters' over-allotment option) are to be offered and sold by the Company and 625,000 shares (75,000 of which are to be issued upon conversion of 75,000 shares of Class B Common Stock, par value $.01 per share, of the Company) are to be offered and sold by the Selling Stockholders. In this regard, we have participated in the preparation of a Registration Statement on Form S-3 (Registration No. 33-52475) and the amendments thereto relating to such 1,581,250 shares of Class A Common Stock. Such Registration Statement, as amended, is herein referred to as the "Registration Statement."

     We are of the opinion that (i) the shares of Class A Common Stock to be offered and sold by the Company have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement, will be legally issued, fully paid and nonassessable, and (ii) the shares of Class A Common Stock to be offered and sold by the Selling Stockholders have been duly authorized and, when issued upon conversion of Class B Common Stock into Class A Common Stock in the manner described in the Registration Statement, such shares will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.

                                            Very truly yours,

                                            PILLSBURY MADISON & SUTRO